Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-293693

Prospectus Supplement
(To Prospectus dated February 24, 2026)

Up to $100,000,000

MGE Energy, Inc.

Common Stock

We have entered into an equity distribution agreement (the “Equity Distribution Agreement”) with Guggenheim Securities, LLC and Morgan Stanley & Co. LLC, as sales agents and/or principals (each, a “Manager” and, collectively, the “Managers”) relating to the offer and sale of shares of our common stock, par value $1 per share, having an aggregate offering price of up to $100,000,000, from time to time, through the Managers, acting as our sales agents, or directly to one or more of the Managers, acting as principals.

Sales of shares of our common stock, if any, as contemplated by this prospectus supplement made through the Managers may be made by any method deemed to be an “at the market” offering as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including by means of ordinary brokers’ transactions on the Nasdaq Global Select Market (“Nasdaq”) at market prices or otherwise at prices related to prevailing market prices or at negotiated prices, by privately negotiated transactions (including block sales) or by any other methods permitted by applicable law.

None of the Managers is required to sell any specific number or dollar amount of shares of our common stock, but each has agreed, subject to the terms and conditions of the Equity Distribution Agreement, to use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell shares of our common stock on the terms agreed upon by such Manager and us from time to time. The Equity Distribution Agreement provides that the shares of our common stock offered and sold through the Managers, as our sales agents, pursuant to the Equity Distribution Agreement will be offered and sold through only one Manager at any given time.

The compensation to each Manager for sales of common stock sold through it as our sales agent pursuant to the Equity Distribution Agreement will be an amount up to 2.0% of the gross offering proceeds of any shares of common stock sold under the Equity Distribution Agreement. In connection with the sale of the common stock on our behalf, each Manager will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of each Manager will be deemed to be underwriting commissions or discounts. See “Plan of Distribution” beginning on page S-11 for additional information regarding the compensation to be paid to the Managers. We have also agreed to provide indemnification and contribution to the Managers with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Under the terms of the Equity Distribution Agreement, we may also sell shares of our common stock to one or more of the Managers as principal, at a price per share to be agreed upon at the time of sale. If we sell shares to one or more of the Managers as principal, we will enter into a separate written agreement with such Manager or Managers, as the case may be.

Our common stock is quoted on the Nasdaq under the symbol “MGEE.” On February 23, 2026, the last reported sale price of our common stock on Nasdaq was $81.50 per share.

Investing in our common stock involves risks. For more information, see “Risk Factors” beginning on page S-3 of this prospectus supplement and the “Risk Factors” section in our most recent Annual Report on Form 10-K, as updated by any subsequently filed Quarterly Reports on Form 10-Q, each of which is incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Guggenheim Securities	Morgan Stanley

The date of this prospectus supplement is February 24, 2026.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

About This Prospectus Supplement

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this common stock offering and certain other matters relating to us and our financial condition. The second part, the accompanying prospectus, gives more general information about securities we may offer from time to time, some of which does not apply to the common stock we are offering pursuant to this prospectus supplement. Generally, when we refer to the prospectus, we are referring to both parts of this document combined. To the extent any information contained or incorporated in the prospectus supplement differs from the information contained or incorporated in the accompanying prospectus, you should only rely on the information contained or incorporated in the prospectus supplement.

This document contains and refers you to information that you should consider when making your investment decision, including other materials filed by us with the Securities and Exchange Commission (“SEC”). We have not authorized anyone, and we have not authorized the Managers to authorize anyone, to provide you with different information. We take no responsibility for, and can provide no assurance as to the reliability of, any different or inconsistent information. This prospectus supplement may only be used where it is legal to sell these securities. The information that appears in this prospectus supplement and that is incorporated by reference in this document may only be accurate as of the date of this prospectus supplement or the date of the document in which incorporated information appears. Our business, financial condition, results of operations and prospects may have changed since the date of such information.

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FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents incorporated or deemed to be incorporated by reference as described under the heading “Where You Can Find More Information” contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements that are not statements of historical facts are, or may be deemed to be, forward-looking statements. Such forward-looking statements are based on historical performance and current expectations, estimates, forecasts and projections about our future financial results, goals, plans, commitments, strategies and objectives, particularly related to future load growth, revenues, expenses, capital expenditures and rate recovery, financial resources, regulatory matters, and the scope and expense associated with future environmental regulation. Such statements involve inherent risks, assumptions and uncertainties, known or unknown, including internal or external factors that could delay, divert or change any of them, that are difficult to predict, may be beyond our control and could cause our future financial results, goals, plans and objectives to differ materially from those expressed in, or implied by, the statements. Words such as “believe,” “expect,” “anticipate,” “estimate,” “could,” “should,” “intend,” “will,” “commit,” “target,” “plan,” and other similar words, and words relating to goals, targets and projections, generally identify forward-looking statements. We caution investors that these forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from those projected, expressed, or implied.

The factors that could cause actual results to differ materially from the results described in the forward-looking statements include:

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any risk factors discussed in this prospectus supplement and the accompanying prospectus;
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the factors discussed in the following sections of our annual report on Form 10-K most recently filed with the SEC: Part I, Item 1A. Risk Factors, Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and Item 8. Financial Statements and Supplementary Data, Footnote 16. Commitments and Contingencies, as those factors may be updated in the following sections of any subsequently filed quarterly report on Form 10-Q: Part II, Item 1A. Risk Factors, and Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations; all of which sections are incorporated by reference into this prospectus supplement; and
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other factors discussed in filings we make with the SEC.

You are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date on the front of this prospectus supplement, the date of our most recently filed annual report on Form 10-K or, as the case may be, as of the date on which we make any subsequent forward-looking statement that is deemed incorporated by reference into this prospectus supplement. We do not undertake any obligation to publicly update or revise any forward-looking statement to reflect events or circumstances after the date as of which any such forward-looking statement is made, except as required by law.

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Prospectus Supplement Summary

In this prospectus supplement, unless otherwise indicated or the context otherwise requires, the words “MGE Energy”, “our company”, “we”, “our” and “us” refer to MGE Energy, Inc. and its subsidiaries.

The following summary contains basic information about this offering. It may not contain all the information that is important to you. The “Description of Our Common Stock” section of this prospectus supplement references more detailed information regarding our common stock. The following summary is qualified in its entirety by reference to the more detailed information appearing elsewhere in this prospectus supplement and in the accompanying prospectus. You should also review the “Risk Factors” section of this prospectus supplement to determine whether an investment in our common stock is appropriate for you.

MGE ENERGY, INC.

MGE Energy, Inc., a Wisconsin corporation incorporated in 2001, is the parent holding company of Madison Gas and Electric Company (MGE), a regulated public utility, as well as of nonregulated subsidiaries.

MGE is a Wisconsin public utility that generates and distributes electricity to nearly 170,000 customers throughout 264 square miles of Dane County, Wisconsin. MGE also purchases, transports and distributes natural gas to approximately 180,000 customers in 1,722 square miles of service territory in the south-central Wisconsin counties of Columbia, Crawford, Dane, Iowa, Juneau, Monroe, and Vernon. MGE has served the Madison area since 1896.

Our subsidiary MGE Power, LLC, was formed to develop, acquire, and own electric generating facilities. Together with the University of Wisconsin-Madison, MGE Power West Campus, LLC, a subsidiary of MGE Power, LLC, developed and built a natural gas-fired cogeneration plant to help meet the future needs of the University and MGE customers. The facility produces steam heat and chilled water air conditioning for the University and approximately 150 megawatts of electricity to meet demand in the Madison area. MGE Power Elm Road, LLC, a subsidiary of MGE Power, LLC, owns an undivided 8.33% ownership interest in each of two 615 megawatts coal-fired generating units in Oak Creek, Wisconsin. We can receive up to a total of 100 megawatts from the units – 50 megawatts from each unit.

We also own MGE Transco Investment LLC, which holds our investment interest in the American Transmission Company LLC, a company engaged in the business of providing electric transmission services primarily in Wisconsin; and MGEE Transco, LLC, which holds an investment interest in ATC Holdco LLC, a company created to facilitate electric transmission development opportunities and investments outside Wisconsin. Our other subsidiaries provide support to our regulated activities and are not material to our overall operations.

Our principal executive offices are located at 133 South Blair Street, Madison, Wisconsin 53788, and our telephone number is (608) 252-7000. We also have a website located at www.mgeenergy.com. The information found on, or otherwise accessible through, our website is not incorporated in, and does not form a part of, this prospectus supplement or any other report or document we file with or furnish to the SEC.

THE OFFERING
Securities Offered	Shares of common stock having an aggregate offering price of up to $100,000,000.
Common stock outstanding after the offering(1)

Up to 37,790,892 shares of common stock, assuming sales at a price of $81.50 per share, which was the last reported sale price of our common stock on Nasdaq on February 23, 2026. The actual number of shares will vary depending on the sales prices at which our common stock is sold under the offering.

Manner of offering	“At the market” offering that may be made from time to time through the Managers. See “Plan of Distribution” on page S-11 of this prospectus supplement.
Transfer Agent and Registrar	Computershare Inc. and Computershare Trust Company, N.A.
Use of Proceeds

We intend to use the net proceeds of the offering, after deducting the Managers’ commissions and our offering expenses, for general corporate purposes, which may include repayment of short-term debt; repurchases, retirements and refinancing of other securities; funding capital expenditures; and investments in subsidiaries. See “Use of Proceeds” on page S-6.

Nasdaq Global Select Market symbol	“MGEE”
Risk Factors

Investing in our common stock involves risks. For a description of these risks, see “Risk Factors” beginning on page S-3 of this prospectus supplement, as well as the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus.

(1)
The number of shares of our common stock outstanding after the offering set forth above is estimated and could vary based on actual offering size and is based on 36,563,899 shares of common stock outstanding as of February 20, 2026 and includes the shares to be sold by us in this offering. The number of shares outstanding after the offering excludes 81,443 shares of common stock reserved for future issuance under our equity compensation plans.

Risk Factors

Investing in our securities involves risks. You should carefully consider the specific risks discussed below, together with all the other information contained in or incorporated by reference into this prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2025 and in subsequent filings, which are incorporated by reference into this prospectus supplement. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of your investment.

Risks Relating to Our Business

Our business is influenced by many factors that are difficult to predict, involve uncertainties that may materially affect actual results and are often beyond our control. We have identified and will in the future identify a number of these factors under the heading “Risk Factors” in our reports on Forms 10-K, 10-Q and 8-K incorporated by reference herein. See “Where You Can Find More Information.”

Risks Relating to this Offering

As a result of the FPA and FERC’s regulations of transfers of control over public utilities, as well as ownership limitations under Wisconsin law, certain investors could be required to obtain regulatory approval to acquire shares of our common stock.

Our subsidiary, MGE, is a “public utility” (as defined in the Federal Power Act (the “FPA”)) subject to the jurisdiction of the Federal Energy Regulatory Commission (“FERC”) because it owns or operates FERC-jurisdictional facilities, including certain generation interconnection facilities, and various “paper” facilities, such as wholesale power sales contracts and market-based rate tariffs. The FPA requires us either to obtain prior authorization, through MGE, from FERC prior to the transfer of an amount of our common stock sufficient to convey direct or indirect “control” over MGE or to qualify for a blanket authorization granted under FERC’s regulations for certain types of transfers generally deemed by FERC not to convey direct or indirect “control.” At the same time, if any person and any of its associate or affiliate companies in the aggregate, any “public utility” (as defined in the FPA), or any “holding company” (as defined in the Public Utility Holding Company Act of 2005) acquires an amount of our common stock sufficient to convey direct or indirect “control” over MGE, that acquirer would either need to obtain prior authorization for such acquisition from FERC or to qualify for a blanket authorization under FERC’s regulations. Under FERC’s regulations and applicable precedent, ownership of 10% or more of our common stock would be presumed to give that owner “control” absent rebuttal of that presumption. Any failure to obtain any such prior authorization or to qualify for a blanket authorization would generally allow FERC to void the transaction that resulted in the relevant person obtaining “control” over MGE, including by acquiring 10% or more of our common stock, and/or to assess monetary penalties. Similarly, Wisconsin law provides that no person may take, hold or acquire, directly or indirectly, more than 10% of the outstanding voting securities of a holding company, such as our company, that owns a Wisconsin public utility unless the Public Service Commission of Wisconsin (“PSCW”) determines that such action is in the best interest of utility consumers, investors and the public. Accordingly, investors should consult their own legal advisors before acquiring shares of common stock in this offering if the acquisition of these shares would result in their owning more than 10% of our outstanding common stock or would otherwise give them direct or indirect control over MGE.

We will have broad discretion in the use of the net proceeds to us from this offering; we may not use the offering proceeds that we receive effectively.

We intend to use the net proceeds of this offering for general corporate purposes, which may include working capital, construction and acquisition expenditures, investments and repurchases and redemptions of securities. Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. Accordingly, you will be relying on the judgment of our management with regard to the use of net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline. Pending their use, we plan to invest the net proceeds from this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government. These investments may not yield a favorable return to our stockholders. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

If you purchase our common stock in this offering, you may experience immediate dilution or dilution as a result of future issuances of securities.

The price per share of our common stock being offered may be higher than the net tangible book value per share of our outstanding common stock prior to this offering. To the extent outstanding restricted stock units, restricted stock awards or performance units are vested and settled, there will be further dilution to new investors. In addition, we may issue additional securities in the future, including shares of common stock, securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or substantially similar securities. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering and investors purchasing shares or other securities in the future could have rights superior to existing shareowners.

The market price of our common stock may fluctuate significantly.

The market price of our common stock could be subject to significant fluctuations in response to many factors, including:

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our financial condition, performance, liquidity and prospects;

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the market for similar securities;

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our issuance of common stock or other securities;

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investors’ perceptions of us, our industry, our prospects, and our risks;

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changes in analyst reports, recommendations or earnings estimates regarding us, other comparable companies or our industry generally, and our ability to meet those estimates;

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announcements by us or third parties of significant claims or proceedings against us;

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government action or regulation;

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our dividend policy;

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sales, or anticipated sales, of large blocks of our common stock;

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changes in the ratings of our securities;

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general economic, capital markets and utility services market conditions; and

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other factors described under “Forward-Looking Statements”.

In addition, the stock markets in general, including Nasdaq, are subject to significant price and trading fluctuations. These fluctuations have resulted in volatility in the market prices of securities that often has been unrelated or disproportionate to changes in operating performance and may affect adversely the market price of our common stock.

Future sales or issuances of our common stock in the public markets, or the perception of such sales, could depress the trading price of our common stock.

The sale of a substantial number of shares of our common stock or other equity-related securities in the public markets, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We may sell large quantities of our common stock at any time pursuant to this prospectus supplement or in one or more separate offerings. We cannot predict the effect that future sales of common stock or other equity-related securities would have on the market price of our common stock.

The common stock offered hereby will be sold in “at-the-market offerings” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and number of shares sold in this offering. In addition, subject to the final determination by our board of directors or any restrictions we may place in any applicable placement notice, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

The actual number of shares of common stock we will issue under the Equity Distribution Agreement in this offering, at any one time or in total, is uncertain.

Subject to certain limitations in the Equity Distribution Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the Managers at any time throughout the term of the offering under this prospectus supplement. The number of shares of common stock that are sold by the Managers after delivering a placement notice to a Manager will fluctuate based on the market price of the shares of common stock during the sales period and limits we set with the Managers. Because the price per share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of common stock that will be ultimately issued or the gross proceeds to be raised in connection with those sales.

Use of Proceeds

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $100,000,000 from time to time. Because there is no minimum offering amount required under the terms of the Equity Distribution Agreement, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

We intend to use the net proceeds from this offering, after deducting the Managers’ commissions and our offering expenses, for general corporate purposes, which may include, without limitation, repayment of short-term debt; repurchase, retirement or refinancing of other securities; funding capital expenditures; and investments in subsidiaries. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. Pending the use of the net proceeds described above, we plan to invest the net proceeds from this offering in a variety of capital preservation investments, including short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DESCRIPTION OF OUR COMMON STOCK

As of the date of this prospectus supplement, our authorized common stock was 75,000,000 shares. As of February 20, 2026, approximately 36,563,899 shares of common stock were issued and outstanding. No holder of shares of common stock has any preemptive rights.

For a more detailed description of our common stock, see “Description of Common Stock” in the accompanying prospectus, as well as any changes to such description included in a Current Report on Form 8-K or amendment thereto filed by us after the date of this prospectus supplement and incorporated herein by reference.

DIVIDEND POLICY

We have paid a cash dividend on our common stock every year for over 100 years and have increased the dividend rate per share for the last 50 consecutive years. Dividends are paid quarterly, generally in the months of March, June, September and December. On October 17, 2025, our board of directors declared a dividend of $0.475 per share to holders of record of our common stock as of December 1, 2025, which was paid on December 15, 2025. On January 16, 2026, our board of directors declared a dividend of $0.475 per share to holders of record of our common stock as of March 1, 2026, payable on March 15, 2026.

Future dividends may be declared or paid at the discretion of our board of directors and will depend on our future earnings, financial condition and other factors. See “Description of Common Stock – Dividend Rights” in the accompanying prospectus for information regarding restrictions applicable to the payment of dividends and distributions to us by our subsidiaries.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following is a summary of material U.S. federal income tax consequences of the purchase, ownership and disposition of shares of our common stock issued pursuant to this offering as of the date hereof. Except where noted, this summary deals only with common stock that is held as a capital asset by a non-U.S. holder (as defined below).

A “non-U.S. holder” means a beneficial owner of shares of our common stock (other than an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not, for U.S. federal income tax purposes, any of the following:

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an individual citizen or resident of the United States;

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a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons as defined under the Internal Revenue Code of 1986, as amended (the “Code”) have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

This summary is based upon provisions of the Code and regulations, rulings, administrative pronouncements of the Internal Revenue Service (the “IRS”) and judicial decisions as of the date hereof. Those authorities may be changed, perhaps with retroactive effect, so as to result in U.S. federal income consequences different from those summarized below. This summary does not address all aspects of U.S. federal income taxes and does not deal with foreign, state, local or other tax considerations that may be relevant to non-U.S. holders in light of their particular circumstances. In addition, it does not represent a detailed description of the U.S. federal income tax consequences applicable to you if you are subject to special treatment under the U.S. federal income tax laws (including if you are a U.S. expatriate, foreign pension fund, financial institution, holding our common stock as part of a hedge, straddle, or other risk reduction strategy or as part of a conversion transaction or other integrated investment, “controlled foreign corporation,” “passive foreign investment company” or a partnership or other pass-through entity for U.S. federal income tax purposes). We cannot assure you that a change in law or a contrary position taken by the IRS or a court will not alter significantly the tax considerations that we describe in this summary.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the tax treatment of a partner will generally depend upon the status of the partner (including certain determinations made at the partners level) and the activities of the partnership. If you are a partnership, or a partner of a partnership, holding our common stock, you should consult your tax advisors.

If you are considering the purchase of our common stock, you should consult your own tax advisors concerning the particular U.S. federal income tax consequences to you of the purchase, ownership and disposition of our common stock, as well as the consequences to you arising under other U.S. federal tax laws and the laws of any other taxing jurisdiction.

Dividends

Distributions of cash or other property (other than certain pro rata distributions of our stock) in respect of shares of our common stock generally will be treated as a dividend for U.S. federal income tax purposes to the extent it is paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Any portion of a distribution that exceeds our current and accumulated earnings and profits generally will be treated first as a tax-free return of capital, causing a reduction in the adjusted tax basis of a non-U.S. holder’s common stock, and to the extent the amount of the distribution exceeds a non-U.S. holder’s adjusted tax basis in shares of our common stock, the excess will be treated as gain from the taxable disposition of shares of our common stock (the tax treatment of which is discussed below under “—Gain on Taxable Disposition of Common Stock”).

Dividends paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment) are not subject to the withholding tax, provided certain certification (on IRS Form W-8ECI) and disclosure requirements are satisfied. Instead, such dividends are subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder were a United States person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. holder who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required to provide the applicable withholding agent with a properly executed IRS Form W-BEN or Form W-8BEN-E (or other applicable form) certifying under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.

A non-U.S. holder eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Gain on Taxable Disposition of Common Stock

Subject to the discussion of backup withholding and FATCA below, any gain realized by a non-U.S. holder on the sale or other taxable disposition of our common stock generally will not be subject to U.S. federal income tax unless:

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the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the non-U.S. holder);

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the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

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we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes and certain other conditions are met.

A non-U.S. holder described in the first bullet point immediately above will be subject to tax on the gain derived from the sale or other taxable disposition on a net income basis in the same manner as if the non-U.S. holder were a United States person as defined under the Code. In addition, if any non-U.S. holder described in the first bullet point immediately above is a foreign corporation, the gain realized by such non-U.S. holder may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet point immediately above will be subject to a 30% (or such lower rate as may be specified by an applicable income tax treaty) tax on the gain derived from the sale or other taxable disposition, which gain may be offset by U.S. source capital losses even though the individual is not considered a resident of the United States, provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

Generally, a corporation is a “United States real property holding corporation” if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). We believe we currently are not, and do not anticipate becoming, a “United States real property holding corporation.” Because the determination of whether we are a “United States real property holding corporation” depends, however, on the fair market value of our U.S. real property interests relative to the fair market value of our

non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a “United States real property holding corporation” or will not become one in the future. If we are or become a “United States real property holding corporation,” however, so long as our common stock is “regularly traded” (as defined in applicable Treasury regulations) on an established securities market during the calendar year in which the sale or other taxable disposition occurs, gain arising from a non-U.S. holder’s sale or other taxable disposition of our common stock will be subject to U.S. federal income tax and 15% withholding tax on gross proceeds only if such non-U.S. holder holds or held, actually or constructively, more than 5% of our common stock at any time during the shorter of the five-year period preceding the date of disposition or the holder’s holding period.

Non-U.S. holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Distributions of dividends paid to a non-U.S. holder and the amount of any tax withheld with respect to such distributions generally will be reported to the IRS. Copies of the information returns reporting such distributions and any withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides.

A non-U.S. holder will not be subject to backup withholding on dividends received if such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code), or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition of our common stock made within the United States or conducted through certain U.S.-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Additional Withholding Requirements under FATCA

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% U.S. federal withholding tax may apply to any dividends paid on our common stock and, subject to the proposed Treasury regulations discussed below, for a disposition of our common stock occurring after December 31, 2018, the gross proceeds from such disposition, in each case paid to (i) a “foreign financial institution” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA or (y) adequate information regarding certain substantial U.S. beneficial owners of such entity (if any). If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “—Dividends,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. You should consult your own tax advisors regarding these requirements and whether they may be relevant to your ownership and disposition of our common stock.

Under applicable Treasury regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our common stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock after December 31, 2018, Treasury regulations proposed in December 2018 eliminate FATCA withholding on the gross proceeds from a sale or other disposition of instruments, such as our common stock that produce U.S. source dividends. In its preamble to such proposed Treasury regulations, the IRS stated that taxpayers may generally rely on the proposed Treasury regulations until final Treasury regulations are issued.

Plan of Distribution

We have entered into the Equity Distribution Agreement with the Managers under which we may issue and sell up to $100,000,000 of shares of our common stock from time to time through the Managers, acting as sales agents or directly to one or more of the Managers, acting as principals.

Sales of shares of our common stock, if any, as contemplated by this prospectus supplement made through the Managers, may be made by any method deemed to be an “at the market” offering as defined in Rule 415(a)(4) promulgated under the Securities Act, including by means of ordinary brokers’ transactions on the Nasdaq at market prices or otherwise at prices related to prevailing market prices or at negotiated prices, by privately negotiated transactions (including block sales) or by any other methods permitted by applicable law.

Each time we wish to issue and sell shares of our common stock under the Equity Distribution Agreement, we will notify the Managers of the maximum number of shares to be sold, the minimum price per share at which such shares may be sold and other sales parameters as we deem appropriate. None of the Managers is required to sell any specific number or dollar amount of shares of our common stock, but each has agreed, subject to the terms and conditions of the Equity Distribution Agreement, to use its commercially reasonable efforts, consistent with its normal trading and sales practices to sell shares of our common stock on the terms agreed upon by the Managers and us. We or the Managers may suspend the offering of common stock at any time and from time to time by notifying the other party.

The applicable Manager will provide written confirmation to us following the close of trading on Nasdaq each day on which shares of our common stock are sold under the Equity Distribution Agreement. Each confirmation will include the number of shares of common stock sold on such day, the gross offering proceeds received from such sale and the commission payable by us to the applicable Manager in respect to such sales.

We will report at least quarterly the number of shares of common stock sold through the Managers pursuant to the Equity Distribution Agreement and the net proceeds received by us from such sales.

We will pay the Managers commissions for their services in acting as agents in the sale of our shares. Each Manager will be entitled to compensation at a commission equal to up to 2.0% of the gross offering proceeds of the shares of common stock sold through it as our sales agent under the Equity Distribution Agreement. Because there is no minimum offering amount required under the terms of the Equity Distribution Agreement, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have granted Guggenheim Securities a right of first refusal to participate in certain public offerings or private placements of equity securities (the “ROFR”). The ROFR constitutes underwriting compensation in accordance with FINRA Rule 5110 and is deemed to have a value of 1% of the offering proceeds. The ROFR will have a duration of less than three years, in accordance with FINRA Rule 5110(g)(6)(A).

We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to the Managers under the terms of the Equity Distribution Agreement, will be approximately $300,000. We have also agreed to pay the fees and expenses of the Managers’ legal counsel in connection with the Equity Distribution Agreement and sales of our common stock pursuant to this prospectus supplement not to exceed $250,000 in the aggregate.

Settlement for sales of our common stock will occur, unless parties agree otherwise, on the first trading day following the date on which any sales are made, in return for payment of the net proceeds to us. Sales of our shares of common stock as contemplated in this prospectus supplement and the accompanying prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and the Managers agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of our common stock on our behalf pursuant to the Equity Distribution Agreement, the Managers will be deemed to be “underwriters” within the meaning of the Securities Act, and the compensation of the Managers will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Managers against certain civil liabilities, including liabilities under the Securities Act or the Exchange Act. As sales agent, each Manager will not engage in any transactions that stabilize our common stock.

The offering pursuant to the Equity Distribution Agreement will terminate upon the termination of the Equity Distribution Agreement as permitted therein.

Other Relationships

The Managers and their respective affiliates have performed investment banking, commercial banking and advisory services for us from time to time for which they have received customary fees and expenses. The Managers and their respective affiliates may, from time to time in the future, engage in transactions with and perform services for us in the ordinary course of business. In addition, in the ordinary course of their business activities, the Managers and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the Managers or their respective affiliates that have a lending relationship with us routinely hedge, and certain others of those Managers or their respective affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such Managers and their respective affiliates would hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities. The Managers and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of our securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Legal Matters

Legal matters with respect to the securities offered by this prospectus supplement will be passed upon for us by Stafford Rosenbaum LLP, Madison, Wisconsin, and Sidley Austin llp, New York, New York. The Managers are being represented in connection with this offering by Allen Overy Shearman Sterling US LLP, New York, New York.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Where You Can Find More Information

Available Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. Our SEC filings are available over the Internet at the SEC’s website at http://www.sec.gov.

You can find additional information about MGE Energy on our website at http://www.mgeenergy.com. Copies of documents we file with the SEC may be obtained from our website free of charge. Information contained on MGE Energy’s website (including any such information referred to herein) shall not be deemed incorporated into, or to be a part of, this prospectus supplement.

Incorporation by Reference

The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to previously filed documents with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents we have filed with the SEC and all documents subsequently filed by us after the date of this prospectus with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any information in any such document that is deemed to have been “furnished” but not “filed” under the SEC rules) until the offering of the securities pursuant to this prospectus supplement is terminated:

•
Our Annual Report on Form 10-K for the year ended December 31, 2025, which was filed with the SEC on February 24, 2026;
•
The sections of our Definitive Proxy Statement on Schedule 14A for our 2025 Annual Meeting of Shareholders filed with the SEC on April 4, 2025 that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2024;
•
Our Current Reports on Form 8-K dated January 22, 2026 and January 27, 2026; which were filed with the SEC on January 27, 2026 and January 29, 2026, respectively; and
•
The description of our common stock filed as Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 24, 2026, and any subsequent amendments or reports filed for the purpose of updating such description.

Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You may request a free copy of any of the documents incorporated by reference in this prospectus supplement by writing or telephoning us at the following address:

MGE Energy, Inc.
PO Box 1231
Madison WI 53701-1231
Attention: MGE Energy Shareholder Services
Telephone: (800) 356-6423
Email: investor@mgeenergy.com

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus supplement.

Prospectus

MGE ENERGY, INC.

Common Stock, $1 Par Value

Debt Securities

Warrants

Stock Purchase Contracts

Stock Purchase Units

Units

We intend to offer from time to time, at prices and on terms to be determined at or prior to the time of sale, any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of our securities. We will provide specific information about the offerings in supplements to this prospectus. You should read both this prospectus and any related prospectus supplement carefully before you invest.

Our common stock is quoted on the Nasdaq Global Select Market under the symbol “MGEE.”

Investing in our securities involves risks. See “Risk Factors” on page 2 of this prospectus, the “Risk Factors” section in any accompanying prospectus supplement and the “Risk Factors” section in our most recent Annual Report on Form 10-K, as updated by any subsequently filed Quarterly Reports on Form 10-Q, which is incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may offer and sell our securities on a delayed or continuous basis through one or more underwriters, dealers or agents, or directly to purchasers, or through a combination of these methods. We will set forth in the related prospectus supplement the name of the underwriters or agents, the discount or commission received by them from us as compensation, our other expenses for the offering and sale of our securities, and the net proceeds we receive from the sale. The prospectus supplement will also describe the specific manner in which these securities will be offered and may also add, update or change information contained in this prospectus with respect to that offering. See “Plan of Distribution” for more information. Our securities may not be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

The date of this prospectus is February 24, 2026.

TABLE OF CONTENTS

	Page		Page
About This Prospectus	i	Description of Stock Purchase Contracts and
Forward-Looking Statements	ii	Stock Purchase Units	15
MGE Energy, Inc.	1	Description of Units	16
Risk Factors	2	Plan of Distribution	17
Use of Proceeds	2	Legal Matters	18
Description of Common Stock	3	Experts	18
Common Stock Dividends and Market	6	Where You Can Find More Information	18
Description of Debt Securities	7
Description of Warrants	13

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell our securities in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will describe in a supplement to this prospectus specific information about that offering. We may also authorize a free writing prospectus to be provided to you that may contain material information relating to the offering. The applicable prospectus supplement or any applicable free writing prospectus may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the prospectus supplement or any free writing prospectus, you should rely on the information in the prospectus supplement or the free writing prospectus, as applicable. The registration statement we filed with the SEC includes exhibits that provide more detail on descriptions of the matters discussed in this prospectus. Before you invest in our securities, you should carefully read the registration statement (including the exhibits) of which this prospectus forms a part, this prospectus, the applicable prospectus supplement (and any applicable free writing prospectuses), together with the documents incorporated by reference into this prospectus. The incorporated documents are described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement or in any applicable free writing prospectus that we file with the SEC in connection with an offering of securities under this prospectus. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained in or incorporated by reference in this prospectus, any prospectus supplement or in any such free writing prospectus is accurate as of any date other than the date of such document. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

We will not offer to sell, or seek offers to buy, our securities in any jurisdictions where offers and sales are not permitted. The distribution of this prospectus and any accompanying prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus and any accompanying prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus and any accompanying prospectus supplement outside the United States. This prospectus and any accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any of our securities offered by this prospectus and any accompanying prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “MGE Energy”, “our company”, “we”, “our” and “us” refer to MGE Energy, Inc. and its subsidiaries.

i

FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated or deemed to be incorporated by reference as described under the heading “Where You Can Find More Information” contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements that are not statements of historical facts are, or may be deemed to be, forward-looking statements. Such forward-looking statements are based on historical performance and current expectations, estimates, forecasts and projections about our future financial results, goals, plans, commitments, strategies and objectives, particularly related to future load growth, revenues, expenses, capital expenditures and rate recovery, financial resources, regulatory matters, and the scope and expense associated with future environmental regulation. Such statements involve inherent risks, assumptions and uncertainties, known or unknown, including internal or external factors that could delay, divert or change any of them, that are difficult to predict, may be beyond our control and could cause our future financial results, goals, plans and objectives to differ materially from those expressed in, or implied by, the statements. Words such as “believe,” “expect,” “anticipate,” “estimate,” “could,” “should,” “intend,” “will,” “commit,” “target,” “plan,” and other similar words, and words relating to goals, targets and projections, generally identify forward-looking statements. We caution investors that these forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from those projected, expressed, or implied.

The factors that could cause actual results to differ materially from the results described in the forward-looking statements include:

•
any risk factors discussed in this prospectus and any accompanying prospectus supplement;
•
the factors discussed in the following sections of our annual report on Form 10-K most recently filed with the SEC: Part I, Item 1A. Risk Factors, Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and Item 8. Financial Statements and Supplementary Data, Footnote 16. Commitments and Contingencies, as those factors may be updated in the following sections of any subsequently filed quarterly report on Form 10-Q: Part II, Item 1A. Risk Factors, and Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations; all of which sections are incorporated by reference into this prospectus; and
•
other factors discussed in filings we make with the SEC.

You are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date on the front of this prospectus, the date of our most recently filed annual report on Form 10-K or, as the case may be, as of the date on which we make any subsequent forward-looking statement that is deemed incorporated by reference into this prospectus. We do not undertake any obligation to publicly update or revise any forward-looking statement to reflect events or circumstances after the date as of which any such forward-looking statement is made, except as required by law.

ii

MGE ENERGY, INC.

MGE Energy, Inc., a Wisconsin corporation incorporated in 2001, is the parent holding company of Madison Gas and Electric Company (MGE), a regulated public utility, as well as of nonregulated subsidiaries.

MGE is a Wisconsin public utility that generates and distributes electricity to nearly 170,000 customers throughout 264 square miles of Dane County, Wisconsin. MGE also purchases, transports and distributes natural gas to approximately 180,000 customers in 1,722 square miles of service territory in the south-central Wisconsin counties of Columbia, Crawford, Dane, Iowa, Juneau, Monroe, and Vernon. MGE has served the Madison area since 1896.

Our subsidiary MGE Power, LLC, was formed to develop, acquire, and own electric generating facilities. Together with the University of Wisconsin-Madison, MGE Power West Campus, LLC, a subsidiary of MGE Power, LLC, developed and built a natural gas-fired cogeneration plant to help meet the future needs of the University and MGE customers. The facility produces steam heat and chilled water air conditioning for the University and approximately 150 megawatts of electricity to meet demand in the Madison area. MGE Power Elm Road, LLC, a subsidiary of MGE Power, LLC, owns an undivided 8.33% ownership interest in each of two 615 megawatts coal-fired generating units in Oak Creek, Wisconsin. We can receive up to a total of 100 megawatts from the units – 50 megawatts from each unit.

We also own MGE Transco Investment LLC, which holds our investment interest in the American Transmission Company LLC, a company engaged in the business of providing electric transmission services primarily in Wisconsin; and MGEE Transco, LLC, which holds an investment interest in ATC Holdco LLC, a company created to facilitate electric transmission development opportunities and investments outside Wisconsin. Our other subsidiaries provide support to our regulated activities and are not material to our overall operations.

Our principal executive offices are located at 133 South Blair Street, Madison, Wisconsin 53788, and our telephone number is (608) 252-7000. We also have a website located at www.mgeenergy.com. The information found on, or otherwise accessible through, our website is not incorporated in, and does not form a part of, this prospectus or any other report or document we file with or furnish to the SEC.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the information under the heading “Risk Factors” in:

•
any prospectus supplement relating to any securities we are offering;
•
our annual report on Form 10-K most recently filed with the SEC, which is incorporated by reference into this prospectus;
•
our quarterly reports on Form 10-Q filed with the SEC after that annual report on Form 10-K, which are incorporated by reference into this prospectus;
•
any documents we file with the SEC after the date of this prospectus and which are deemed incorporated by reference into this prospectus; and
•
any applicable free writing prospectus.

USE OF PROCEEDS

Unless we indicate otherwise in the prospectus supplement, we expect to use the net proceeds from the sale of any of the offered securities for general corporate purposes, including, among others:

•
repayment of short-term debt;
•
repurchase, retirement or refinancing of other securities;
•
funding capital expenditures; and
•
investments in subsidiaries.

We will describe in the related prospectus supplement any specific allocation of the proceeds to a particular purpose that we have made at the date of that prospectus supplement. We will temporarily invest any net proceeds that we do not immediately use in marketable securities.

DESCRIPTION OF COMMON STOCK

The following description of our common stock is not complete and may not contain all the information you should consider before investing in our common stock. This description is summarized from, and qualified in its entirety by reference to, our Amended and Restated Articles of Incorporation, our Amended and Restated Bylaws and the other documents referred to below, which have been publicly filed with the SEC, as well as the applicable provisions of the Wisconsin Business Corporation Law. See “Where You Can Find More Information.” As used in this “Description of Common Stock,” the terms “MGE Energy”, “our company”, “we”, “our” and “us” refer to MGE Energy, Inc., a Wisconsin corporation, and do not, unless otherwise specified, include any of its subsidiaries.

General

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $1 per share, of which 36,563,899 shares were issued and outstanding as of February 20, 2026.

Voting Rights

Except as described below under “Limitation of Voting Rights of Substantial Shareholders,” each share of our common stock entitles its holder to one vote in all elections of directors and any other matter submitted to a vote at a meeting of shareholders.

We have a board of directors divided into three classes. Each class serves a staggered term of three years. Approximately one third of the members of the board of directors are elected at each annual meeting of our shareholders. The common stock does not have cumulative voting rights.

All corporate action to be taken by our shareholders may be authorized by a majority of votes cast by holders entitled to vote at a duly authorized meeting, although:

•
the affirmative vote of the holders of two-thirds of our outstanding stock entitled to vote is necessary to amend our Amended and Restated Articles of Incorporation and to approve various fundamental corporate changes, including a merger or share exchange, the sale of all or substantially all of our property otherwise than in the usual and regular course of business, or the dissolution or revocation of dissolution of our company previously approved by our shareholders; and
•
the affirmative vote of the holders of 80% of our outstanding stock entitled to vote for the election of directors is required to amend the provisions of our Amended and Restated Bylaws relating to the removal of directors only for cause.

Provisions for Shareholder Nominations and Shareholder Proposals at Shareholder Meetings. Our Amended and Restated Bylaws establish an advance notice procedure for shareholders to nominate candidates for election as directors or to bring other business before annual or special meetings of our shareholders. We refer to that procedure as the Shareholder Notice Procedure. The Shareholder Notice Procedure generally requires that written notice of nominations or proposals for business must be received by us (i) in the case of an annual meeting, not less than 90 days nor more than 120 days prior to the first anniversary of the date of the prior year’s annual meeting of shareholders, and (ii) in the case of a special meeting, not more than 120 days prior to the date of that special meeting and not less than the later of 90 days prior to the date of that special meeting and 10 days after the day on which a public announcement is first made of the date of that special meeting and the nominees, if any, to be elected at that special meeting who were proposed by our board of directors. As to any proposed nominees, the notice must contain, among other things, information regarding the nominees as is required to be disclosed under federal proxy disclosure rules. As to any other proposed business, the notice must include a brief description of the business desired to be brought before the meeting, the reasons for conducting the business at the meeting, and any material interest of the shareholder in that business. All notices must provide name, address and shareholdings of the shareholder.

Limitation of Voting Rights of Substantial Shareholders

Amended and Restated Articles of Incorporation. Article Eighth of our Amended and Restated Articles of Incorporation provides for limited voting rights by the record holders of our “voting stock” that is beneficially owned by a “Substantial Shareholder.” These provisions may render more difficult or discourage a merger involving our company, an acquisition of our company, the acquisition of control over our company by a Substantial Shareholder, and the removal of incumbent management.

Under Article Eighth, a Substantial Shareholder (including the shareholders of record of its beneficially owned shares) is entitled to cast one vote per share (or another number of votes per share as may be specified in or pursuant to our Amended and Restated Articles of Incorporation) with respect to the shares of voting stock which would entitle the Substantial Shareholder to cast up to 10% of the total number of votes entitled to be cast in respect of all the outstanding shares of voting stock. With respect to shares of voting stock that would entitle the Substantial Shareholder to cast more than 10% of the total number of votes, however, the Substantial Shareholder is entitled to only one one-hundredth (1/100th) of the votes per share which it would otherwise be entitled to cast. In addition, in no event may a Substantial Shareholder exercise more than 15% of the total voting power of the holders of voting stock (after giving effect to the foregoing limitations).

If the shares of voting stock beneficially owned by a Substantial Shareholder are held of record by more than one person, the aggregate voting power of all holders of record, as limited by the provisions described above, will be allocated in proportion to the number of shares held. In addition, our Amended and Restated Articles of Incorporation provide that a majority of the voting power of all the outstanding shares of voting stock (after giving effect to the foregoing limitations on voting rights) constitutes a quorum at all meetings of shareholders.

For the purposes of Article Eighth:

“Voting stock” includes our common stock and, unless expressly exempted by our shareholders or our board of directors in connection with the authorization of a class or series of preferred or preference stock, any class or series of preferred or preference stock then outstanding entitling its holder to vote on any matter with respect to which a determination is being made pursuant to Article Eighth. Our Amended and Restated Articles of Incorporation do not presently authorize any class of stock other than common stock.

“Substantial Shareholder” includes any person or entity (other than us, any of our subsidiaries, our and our subsidiaries’ employee benefit plans and the trustees thereof), or any group formed for the purpose of acquiring, holding, voting, or disposing of shares of voting stock, that is the beneficial owner of voting stock representing 10% or more of the votes entitled to be cast by the holders of all the then outstanding shares of voting stock. For purposes of our Amended and Restated Articles of Incorporation, a person is deemed to be a “beneficial owner” of any shares of voting stock which that person (or any of its affiliates or associates) beneficially owns, directly or indirectly, or has the right to acquire or to vote, or which are beneficially owned, directly or indirectly, by any other person with which that person (or any of its affiliates or associates) has an agreement, arrangement, or understanding for the purpose of acquiring, holding, voting, or disposing of voting stock.

The following is an example of how the votes available to a Substantial Shareholder would be limited by Article Eighth. The example assumes we have a Substantial Shareholder who holds 600 of 1,000 outstanding shares of voting stock. In the absence of the provision, the Substantial Shareholder would be entitled to cast 600 out of 1,000 votes, or 60% – i.e., one vote for each share held. Under the provision, the Substantial Shareholder would be limited to 70 out of 470 votes, or just under 15%. The provision restricts the votes available to the Substantial Shareholder in two ways – it limits the votes available for shares representing more than 10% of the outstanding voting stock and further limits the vote so calculated to no more than 15% of the total voting power of the holders of voting stock. Under the first limit, the Substantial Shareholder would have 105 votes – one vote for each share up to 10% of the outstanding voting stock (100 shares representing 100 votes) and one-one hundredth vote for each additional share (500 shares representing 5 votes). The second limit would further restrict the votes available since, prior to any further adjustment, the Substantial Shareholder would be entitled to cast 21% of the total voting power – i.e., 105 votes out of a total of 505 votes then entitled to be cast (that is, 105 votes by the Substantial Shareholder and 400 votes by all other shareholders). The second limit reduces those votes until the percentage does not exceed

15% – i.e., 70 votes out of a total of 470 entitled to be cast by all shareholders (that is, 70 votes by the Substantial Shareholder and 400 votes by all other shareholders).

Accordingly, beneficial owners of more than 10% of the outstanding shares of our voting stock will be unable to exercise voting rights proportionate to their equity interests.

Wisconsin Control Share Statute. Subject to specified exceptions, Section 180.1150 of the Wisconsin Business Corporation Law, which is referred to as the Wisconsin control share statute, limits the voting power of shares of a Wisconsin corporation held by any person or persons acting as a group in excess of 20% of the voting power in the election of directors to 10% of the full voting power of those excess shares. In other words, a person holding 500 shares of a corporation subject to Section 180.1150 of the Wisconsin Business Corporation Law with 1,000 shares outstanding would be limited to 230 votes (that is, 200 votes (20% of the total voting power) plus 30 votes (10% of the excess 300 shares)) on any matter subjected to a shareholder vote. Full voting power may be restored if a majority of the voting power shares represented at a meeting are voted in favor of a restoration of full voting power. This provision may deter any shareholder from acquiring in excess of 20% of our outstanding voting stock.

Possible Anti-Takeover Effects of Certain Provisions of our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws and Wisconsin State Law

Provisions of our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws providing for a classified board of directors, limiting the rights of shareholders to remove directors, reducing the voting power of persons holding 10% or more of our common stock, requiring a two-thirds vote with respect to an amendment of the Articles and various fundamental corporate changes and permitting us to issue additional shares of common stock without further shareholder approval except as required under rules of the Nasdaq Global Select Market could have the effect, among others, of discouraging takeover proposals for our company or impeding a business combination between us and a major shareholder.

Wisconsin Holding Company Act. The Wisconsin Holding Company Act provides that no person may take, hold or acquire, directly or indirectly, more than 10% of the outstanding voting securities of a holding company, such as our company, unless the Public Service Commission of Wisconsin (PSCW) determines that such action is in the best interest of utility consumers, investors and the public.

Dividend Rights

Future dividends may be declared or paid at the discretion of our board of directors and will depend on our future earnings, financial condition and other factors. Our ability to pay dividends depends upon whether we receive dividends from our subsidiaries, which, in turn, depends on the earnings, financial requirements, contractual and regulatory restrictions of our subsidiaries (in particular, MGE) and other factors. Our subsidiaries have financial obligations that must be satisfied before funding us, including debt service and obligations to trade creditors, among others. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts on our common stock or to make any funds available therefor, whether by dividends, loans or other payments.

Dividend payments by MGE to us are subject to restrictions arising under a PSCW rate order. The PSCW order restricts any dividends that MGE may pay MGE Energy if MGE’s common equity ratio, calculated in the manner used in the rate proceeding, is less than 55%. MGE’s thirteen month rolling average common equity ratio as of December 31, 2025, was 58.0 % as determined under the calculation used in the rate proceeding. This restriction did not impact MGE’s payment of dividends in 2025. Cash dividends of $51.5 million and $34.5 million, respectively, were paid by MGE to MGE Energy in 2025 or 2024. The rate proceeding calculation includes as indebtedness imputed amounts for MGE’s outstanding purchase power capacity payments and other PSCW adjustments but does not include the indebtedness associated with MGE Power Elm Road, LLC, or MGE Power West Campus, LLC, which are consolidated into MGE’s financial statements but are not direct obligations of MGE.

Our subsidiary, MGE Power West Campus, LLC, has covenanted with the holders of its outstanding senior secured notes not to declare or make distributions to us in the event that, both before and after giving effect to such distribution, its total debt to total capitalization would exceed 0.65 to 1.00 or its projected debt service coverage ratio for the following four fiscal quarters would be less than 1.25 to 1.00. Projected debt service coverage considers the projected revenues available for debt service, after deducting expenses other than debt service, in relation to projected debt service on indebtedness.

Our subsidiary, MGE Power Elm Road LLC, has covenanted with the holders of its outstanding senior secured notes not to declare or make distributions to us in the event that, both before and after giving effect to such distribution, its projected debt service coverage ratio for the following four fiscal quarters would be less than 1.25 to 1.00. Projected debt service coverage considers the projected revenues available for debt service, after deducting expenses other than debt service, in relation to projected debt service on indebtedness.

Liquidation Rights

In the event we liquidate or dissolve, holders of our then outstanding common stock are entitled to receive ratably all of our assets remaining after all of our liabilities have been paid.

Preemptive and Subscription Rights

Holders of our common stock, solely by virtue of their holdings, do not have any preemptive rights to subscribe for or purchase any shares of our capital stock which we may issue in the future.

Liability to Further Calls or to Assessment

All of our outstanding shares of common stock have been fully paid and are nonassessable.

Miscellaneous

We reserve the right to increase, decrease, or reclassify our authorized capital stock and to amend or repeal any provisions in our Amended and Restated Articles of Incorporation or in any amendment thereto in the manner now or hereafter prescribed by law, subject to the limitations in our Amended and Restated Articles of Incorporation. All rights conferred on the holders of our common stock in our Amended and Restated Articles of Incorporation or any amendment thereto are subject to this reservation. Our common stock does not have any conversion rights.

COMMON STOCK DIVIDENDS AND MARKET

We have paid quarterly dividends on our common stock since the share exchange in which we became the parent holding company of MGE.

Our practice of paying dividends quarterly (in March, June, September, and December), the time of payment, and the amount of future dividends are necessarily dependent upon our earnings, financial requirements, and other factors. See “Description of Common Stock – Dividend Rights” above for more information.

Our common stock is traded on the Nasdaq Global Select Market under the symbol “MGEE.”

DESCRIPTION OF DEBT SECURITIES

The debt securities will be our direct unsecured general obligations. The debt securities will consist of one or more senior debt securities and subordinated debt securities. The debt securities will be issued in one or more series under an indenture to be entered into between us and a trustee to be named in the applicable indenture, as trustee. The form of the contemplated indenture is included through incorporation by reference as an exhibit to the registration statement of which this prospectus is a part and is described below. The terms of the debt securities will include those stated in the indenture and any supplemental indenture thereto, and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). As used in this “Description of Debt Securities,” the terms “we”, “our” and “us” refer to MGE Energy, Inc., a Wisconsin corporation, and do not, unless otherwise specified, include any of its subsidiaries.

The following description of the debt securities is only a summary and is not intended to be comprehensive. For additional information you should refer to the indenture.

General

The indenture does not significantly limit our operations. In particular, it does not:

•
limit the amount of debt securities that we can issue under the indenture;
•
limit the number of series of debt securities that we can issue from time to time;
•
restrict the total amount of debt that we or our subsidiaries may incur; or
•
contain any covenant or other provision that is specifically intended to afford any holder of the debt securities protection in the event of highly leveraged transactions or any decline in our ratings or credit quality.

Although the indenture permits the issuance of debt securities in other forms or currencies, the debt securities covered by this prospectus will only be denominated in U.S. dollars in registered form without coupons, unless otherwise indicated in the applicable prospectus supplement.

Unless we say otherwise in the applicable prospectus supplement, we may redeem the debt securities for cash.

Terms Specified in Prospectus Supplement

A prospectus supplement relating to the offering of any new series of debt securities will include specific terms relating to the offering. The terms will include some or all of the following:

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the designation, aggregate principal amount, currency or composite currency and denominations of the debt securities;
•
the price at which the debt securities will be issued and, if an index, formula or other method is used, the method for determining amounts of principal or interest;
•
the maturity date and other dates, if any, on which the principal of the debt securities will be payable;
•
the interest rate or rates, if any, or method of calculating the interest rate or rates, which the debt securities will bear;
•
the date or dates from which interest will accrue and on which interest will be payable and the record dates for the payment of interest;
•
the manner of paying principal and interest on the debt securities;
•
the place or places where principal and interest will be payable;
•
the terms of any mandatory or optional redemption of the debt securities by us, including any sinking fund;
•
the terms of any conversion or exchange right;

•
the terms of any redemption of debt securities at the option of holders;
•
any tax indemnity provisions;
•
if payments of principal or interest may be made in a currency other than U.S. dollars, the manner for determining those payments;
•
the portion of principal payable upon acceleration of any discounted debt security (as described below);
•
whether and upon what terms debt securities may be defeased (which means that we would be discharged from our obligations by depositing sufficient cash or government securities to pay the principal, interest, any premiums and other sums due to the stated maturity date or a redemption date of the debt securities of the series);
•
whether any events of default or covenants in addition to or instead of those set forth in the indenture apply;
•
provisions for electronic issuance of debt securities or for debt securities in uncertificated form;
•
the ranking of the debt securities, including the relative degree, if any, to which the debt securities of a series are subordinated to one or more other series of debt securities in right of payment, whether outstanding or not;
•
any provisions relating to extending or shortening the date on which the principal and premium, if any, of the debt securities of the series is payable;
•
any provisions relating to the deferral of any interest; and
•
any other terms not inconsistent with the provisions of the indenture, including any covenants or other terms that may be required or advisable under United States or other applicable laws or regulations or advisable in connection with the marketing of the debt securities.

We may issue debt securities of any series as registered debt securities. We may issue the debt securities of any series in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to the series. We may issue global securities in registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for securities in definitive form, a global security may not be transferred except as a whole by the depositary to a nominee or a successor depositary. We will describe in the prospectus supplement relating to any series the specific terms of the depositary arrangement with respect to that series.

Unless otherwise indicated in a prospectus supplement, we will issue registered debt securities in denominations of $1,000 and whole multiples of $1,000. We will issue one or more global securities in a denomination or aggregate denominations equal to the aggregate principal amount of outstanding debt securities of the series to be represented by that global security or securities.

A holder of registered debt securities may request registration of a transfer upon surrender of the debt security being transferred at any agency we maintain for that purpose and upon fulfillment of all other requirements of the agent.

We may issue debt securities under the indenture as discounted debt securities to be offered and sold at a substantial discount from the principal amount of those debt securities. Special U.S. federal income tax and other considerations applicable to discounted debt securities, if material, will be described in the related prospectus supplement. A discounted debt security is a debt security where the amount of principal due upon acceleration is less than the stated principal amount.

Conversion and Exchange

The terms, if any, on which debt securities of any series will be convertible into or exchangeable for our common stock or other equity or debt securities, property, cash or obligations, or a combination of any of the foregoing, will be summarized in the prospectus supplement relating to the series. The terms may include provisions for conversion or exchange on a mandatory basis, at the option of the holder or at our option.

Certain Covenants

Any restrictive covenants which may apply to a particular series of debt securities will be described in the related prospectus supplement.

Ranking of Debt Securities

Unless stated otherwise in a prospectus supplement, the debt securities issued under the indenture will rank equally and ratably with our other unsecured and unsubordinated debt. The debt securities will not be secured by any properties or assets and will represent our unsecured debt.

We are a holding company that derives substantially all of our income from our operating subsidiaries. As a result, our cash flows and consequent ability to service our debt, including the debt securities, are dependent upon the earnings of our subsidiaries and distribution of those earnings to us and other payments or distributions of funds by our subsidiaries to us, including payments of principal and interest under intercompany indebtedness. Our operating subsidiaries are separate and distinct legal entities and will have no obligation, contingent or otherwise, to pay any dividends or make any other distributions (except for payments required pursuant to the terms of intercompany indebtedness) to us or to otherwise pay amounts due with respect to the debt securities or to make specific funds available for such payments. Furthermore, except to the extent we have a priority or equal claim against our subsidiaries as a creditor, the debt securities will be structurally subordinated to debt at the subsidiary level because, as the common shareholder of our subsidiaries, we will be subject to the prior claims of creditors of our subsidiaries. At December 31, 2025, our subsidiaries had approximately $912.6 million of aggregate outstanding indebtedness.

Exchange of Debt Securities

Registered debt securities may be exchanged for an equal principal amount of registered debt securities of the same series and date of maturity in authorized denominations requested by the holders upon surrender of the registered debt securities at an agency we maintain for that purpose and upon fulfillment of all other requirements of the agent.

Defaults and Remedies

Unless described otherwise in a prospectus supplement, an event of default with respect to a series of debt securities will occur if:

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we default in any payment of interest on any debt securities of that series when the payment becomes due and payable and the default continues for a period of 60 days;
•
we default in the payment of the principal and premium, if any, of any debt securities of that series when those payments become due and payable at maturity or upon redemption, acceleration or otherwise;
•
we default in the payment or satisfaction of any sinking fund obligation with respect to any debt securities of that series and the default continues for a period of 60 days;
•
we default in the performance of any of our other agreements applicable to that series and the default continues for 90 days after the notice specified below;
•
pursuant to or within the meaning of any Bankruptcy Law, we:

- commence a voluntary case,

- consent to the entry of an order for relief against us in an involuntary case,

- consent to the appointment of a custodian for us or for all or substantially all of our property, or

- make a general assignment for the benefit of our creditors;

•
a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that remains unstayed and in effect for 60 days and that:

- is for relief against us in an involuntary case,

- appoints a custodian for us or for all or substantially all of our property, or

- orders us to liquidate; or

•
there occurs any other event of default provided for in that series.

The term “Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors. The term “custodian” means any receiver, trustee, assignee, liquidator or a similar official under any Bankruptcy Law.

A default under the indenture means any event which is, or after notice or passage of time would be, an event of default under the indenture. A default under the fourth bullet point above is not an event of default until the trustee or the holders of at least 25% in principal amount of the series notify us of the default and we do not cure the default within the time specified after receipt of the notice.

If an event of default occurs under the indenture and is continuing on a series, the trustee by notice to us, or the holders of at least 25% in principal amount of the series by notice both to us and to the trustee, may declare the principal of and accrued interest on all the debt securities of the series to be due and payable immediately. Discounted debt securities may provide that the amount of principal due upon acceleration is less than the stated principal amount.

The holders of a majority in principal amount of a series of debt securities, by notice to the trustee, may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing events of default on the series have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

If an event of default occurs and is continuing on a series, the trustee may pursue any available remedy to collect principal or interest then due on the series, to enforce the performance of any provision applicable to the series or otherwise to protect the rights of the trustee and holders of the series.

The trustee may require indemnity satisfactory to it before it performs any duty or exercises any right or power under the indenture or the debt securities which it reasonably believes may expose it to any loss, liability or expense. With some limitations, holders of a majority in principal amount of the debt securities of a series may direct the trustee in its exercise of any trust or power with respect to that series. Except in the case of default in payment on a series, the trustee may withhold notice of any continuing default if it in good faith determines that withholding the notice is in the interest of holders of the series.

The failure to redeem any debt securities subject to a conditional redemption is not an event of default if any event on which the redemption is conditioned does not occur and is not waived before the scheduled redemption date. Debt securities are subject to a conditional redemption if the notice of redemption relating to the debt securities provides that it is subject to the occurrence of any event before the date fixed for the redemption in the notice.

The indenture does not have a cross-default provision. Thus, a default by us on any other debt, including a default on another series of debt securities issued under the indenture, would not automatically constitute an event of default under the indenture.

Amendments and Waivers

The indenture and the debt securities, or any coupons, of any series may be amended, and any default may be waived. Unless provided otherwise in the prospectus supplement, we and the trustee may amend the indenture, the debt securities and any coupons with the written consent of the holders of a majority in principal amount of the debt securities of all series affected voting as one class.

Without the consent of each debt security holder affected, no amendment or waiver may:

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reduce the principal amount of debt securities whose holders must consent to an amendment or waiver;

•
reduce the interest on or change the time for payment of interest on any debt security (subject to any right to defer one or more payments of interest described in the prospectus supplement);
•
change the fixed maturity of any debt security (subject to any right described in the prospectus supplement);
•
reduce the principal of any non-discounted debt security or reduce the amount of principal of any discounted debt security that would be due on its acceleration;
•
change the currency in which the principal or interest on a debt security is payable;
•
make any change that materially adversely affects the right to convert or exchange any debt security;
•
waive any default in payment of interest on or principal of a debt security or any default in respect of a provision that pursuant to the indenture cannot be amended without the consent of each debt security holder affected; or
•
make any change in the section of the indenture concerning waiver of past defaults or the section of the indenture concerning amendments requiring the consent of debt security holders, except to increase the amount of debt securities whose holders must consent to an amendment or waiver or to provide that other provisions of the indenture cannot be amended or waived without the consent of each holder of debt securities affected by the amendment or waiver.

Without the consent of any debt security holder, we may amend the indenture or the debt securities:

•
to cure any ambiguity, omission, defect, or inconsistency;
•
to provide for the assumption of our obligations to debt security holders by the surviving company in the event of a merger, consolidation or transfer of all or substantially all of our assets requiring such assumption;
•
to provide that specific provisions of the indenture will not apply to a series of debt securities not previously issued;
•
to create a series of debt securities and establish its terms;
•
to provide for a separate trustee for one or more series of debt securities; or
•
to make any change that does not materially adversely affect the rights of any debt security holder.

Legal Defeasance and Covenant Defeasance

Debt securities of a series may be defeased at any time in accordance with their terms and as set forth in the indenture and described briefly below, unless otherwise indicated in a prospectus supplement. Any defeasance may terminate all of our obligations (with limited exceptions) with respect to a series of debt securities and the indenture (“legal defeasance”), or it may terminate only our obligations under any restrictive covenants which may be applicable to a particular series (“covenant defeasance”).

We may exercise our legal defeasance option even though we have also exercised our covenant defeasance option. If we exercise our legal defeasance option, that series of debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option, that series of debt securities may not be accelerated by reference to any restrictive covenants which may be applicable to that particular series.

To exercise either defeasance option as to a series of debt securities, we must:

•
irrevocably deposit in trust with the trustee or another trustee money or U.S. government obligations;
•
deliver to the trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due on the deposited U.S. government obligations, without reinvestment, plus any deposited money without investment, will provide cash at the times and in the amounts necessary to pay the principal and interest when due on all debt securities of the series to maturity or redemption, as the case may be; and
•
comply with certain other conditions. In particular, we must obtain an opinion of tax counsel that the defeasance will not result in recognition of any income, gain or loss to holders for federal income tax purposes.

U.S. government obligations are direct obligations of (a) the United States or (b) an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed by the United States, which, in either case (a) or (b), have the full faith and credit of the United States pledged for payment and which are not callable at the issuer’s option. This term also includes certificates representing an ownership interest in such obligations.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF THE WARRANTS

The following description of the terms of the warrants sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. We may issue warrants for the purchase of common stock or debt securities. Warrants may be issued independently or together with common stock or debt securities offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

Debt Warrants

The prospectus supplement relating to a particular issue of debt warrants will describe the terms of such debt warrants, including the following:

•
the title of such debt warrants;
•
the offering price for such debt warrants, if any;
•
the aggregate number of such debt warrants;
•
the designation and terms of the debt securities purchasable upon exercise of such debt warrants;
•
if applicable, the designation and terms of the debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such Debt Security;
•
if applicable, the date from and after which such debt warrants and any debt securities issued therewith will be separately transferable;
•
the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise (which price may be payable in cash, securities or other property);
•
the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;
•
if applicable, the minimum or maximum amount of such debt warrants that may be exercised at any one time;
•
information with respect to book-entry procedures, if any;
•
the currency or currency units in which the offering price, if any, and the exercise price are payable;
•
if applicable, a discussion of material United States federal income tax considerations;
•
the antidilution or adjustment provisions of such debt warrants, if any;
•
the redemption or call provisions, if any, applicable to such debt warrants; and
•
any additional terms of such debt warrants, including terms, procedures, and limitations relating to the exchange and exercise of such debt warrants.

Stock Warrants

The prospectus supplement relating to any particular issue of common stock warrants will describe the terms of such warrants, including the following:

•
the title of such warrants;
•
the offering price for such warrants, if any;
•
the aggregate number of such warrants;
•
the designation and terms of the offered securities purchasable upon exercise of such warrants;
•
if applicable, the designation and terms of the offered securities with which such warrants are issued and the number of such warrants issued with each such offered security;

•
if applicable, the date from and after which such warrants and any offered securities issued therewith will be separately transferable;
•
the number of shares of common stock purchasable upon exercise of a warrant and the price at which such shares may be purchased upon exercise;
•
the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•
if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;
•
the currency or currency units in which the offering price, if any, and the exercise price are payable;
•
if applicable, a discussion of material United States federal income tax considerations;
•
the antidilution provisions of such warrants, if any;
•
the redemption or call provisions, if any, applicable to such warrants; and
•
any additional terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, shares of our common stock at a future date or dates. We may fix the price and the number of shares of common stock subject to the stock purchase contract at the time we issue the stock purchase contracts or we may provide that the price and number of shares of common stock will be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units, often known as stock purchase units, consisting of a stock purchase contract and beneficial interests in either:

•
our debt securities, or
•
debt securities of third parties, including, but not limited to, U.S. treasury securities, securing the holders’ obligations to purchase the common stock under the stock purchase contracts.

The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units, including, if applicable, collateral or depositary arrangements. The description in the applicable prospectus supplement will not contain all of the information you may find useful and reference will be made to the stock purchase contracts or stock purchase units and, if applicable, the collateral or depository arrangement relating to the stock purchase contracts or stock purchase units.

DESCRIPTION OF UNITS

We may issue units comprising two or more securities described in this prospectus in any combination. Units may also include debt obligations of third parties, such as U.S. treasury securities. Each unit may be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit may have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. To the extent appropriate, the applicable prospectus supplement will describe the specific terms of the units offered thereby.

PLAN OF DISTRIBUTION

We may sell our offered securities, in or outside of the United States:

•
through underwriters or dealers;
•
through agents;
•
directly to purchasers; or
•
through a combination of these methods.

The applicable prospectus supplement will contain specific information relating to the terms of the offering, including the name or names of any underwriters or agents, the purchase price of the offered securities, our net proceeds from the sale of the offered securities, any underwriting discounts and other items constituting underwriters’ compensation, and the initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers.

We may engage in underwritten public offerings, negotiated transactions, block sales, including through which a broker-dealer may attempt to sell as agent but position or resell some or all of the block as principal in order to facilitate the transaction, at-the-market offerings to or through a market maker or into an existing trading market, on an exchange or otherwise, in accordance with Rule 415(a)(4) or a combination of these methods. An at-the-market offering may be through an underwriter or underwriters acting as principal or agent for us.

By Underwriters

If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own account. Underwriters may offer such offered securities directly or through underwriting syndicates represented by one or more managing underwriters. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions, at a fixed public offering price, which may be changed, or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the offered securities will be subject to certain conditions. The initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

By Dealers

If dealers are used in the sale, unless otherwise specified in the applicable prospectus supplement, we will sell the offered securities to the dealers as principals. The dealers may then resell such offered securities to the public at varying prices to be determined by the dealers at the time of resale. The applicable prospectus supplement will contain more information about the dealers, including the names of the dealers and the terms of our agreement with them.

By Agents and Direct Sales

We may sell the offered securities directly to the public, without the use of underwriters, dealers or agents. We may also sell the offered securities through agents we designate from time to time. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis. The applicable prospectus supplement will contain more information about the agents, including the names of the agents and any commission we agree to pay the agents.

Any common stock will be listed on Nasdaq, but any other securities may or may not be listed on a national securities exchange.

Stabilization

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

General Information

Underwriters, dealers and agents that participate in the distribution of the offered securities may be deemed underwriters as defined in the Securities Act of 1933, and any discounts or commissions we pay to them and any profit made by them on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation from us will be described in the applicable prospectus supplement.

We may agree with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make and to reimburse those persons for certain expenses.

Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for, us in the ordinary course of their businesses.

LEGAL MATTERS

Legal matters with respect to the securities offered by this prospectus will be passed upon for us by Stafford Rosenbaum LLP, Madison, Wisconsin, and Sidley Austin LLP, New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to MGE Energy, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. Our SEC filings are available over the Internet at the SEC’s website at http://www.sec.gov.

You can find additional information about MGE Energy on our website at http://www.mgeenergy.com. Copies of documents we file with the SEC may be obtained from our website free of charge. Information contained on MGE Energy’s website (including any such information referred to herein) shall not be deemed incorporated into, or to be a part of, this prospectus or any accompanying prospectus supplement.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to previously filed documents with the SEC. The information incorporated by reference is considered to be part of this prospectus and any accompanying prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents we have filed with the SEC and all documents subsequently filed by us after the date of this prospectus with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than any information in any such document that is deemed to have been “furnished” but not “filed” under the SEC rules) until the offering of the securities pursuant to this prospectus and any accompanying prospectus supplement is terminated:

•
Our Annual Report on Form 10-K for the year ended December 31, 2025, which was filed with the SEC on February 24, 2026;
•
The sections of our Definitive Proxy Statement on Schedule 14A for our 2025 Annual Meeting of Shareholders filed with the SEC on April 4, 2025 that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2024;
•
Our Current Reports on Form 8-K dated January 22, 2026 and January 27, 2026, which were filed with the SEC on January 27, 2026 and January 29, 2026, respectively; and
•
The description of our common stock filed as Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 24, 2026, and any subsequent amendments or reports filed for the purpose of updating such description.

Any statement contained in this prospectus and any accompanying prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus and any accompanying prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus and any accompanying prospectus supplement to the extent that a statement contained in this prospectus and any accompanying prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus and any accompanying prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus and any accompanying prospectus supplement.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

MGE Energy, Inc.
PO Box 1231
Madison WI 53701-1231
Attention: MGE Energy Shareholder Services
Telephone: (800) 356-6423
Email: investor@mgeenergy.com

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

Up to $100,000,000

MGE Energy, Inc.

Common Stock

PROSPECTUS SUPPLEMENT

Guggenheim Securities	Morgan Stanley

February 24, 2026